UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 26, 2014

Transcat, Inc.
(Exact name of registrant as specified in its charter)

Ohio	000-03905	16-0874418
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

35 Vantage Point Drive, Rochester, New York	14624
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	585-352-7777

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 26, 2014, Transcat, Inc. (the “Company”) entered into Amendment 1 (“Amendment 1”) to its $20 million secured revolving Credit Facility Agreement dated as of September 20, 2012 (the “Credit Agreement”) with Manufacturers and Traders Trust Company.

The material terms of Amendment 1 to the Credit Agreement are as follows: Amendment 1 increases the funds available under the Credit Agreement from $20 million to $30 million, extends the maturity date from September 20, 2015 to September 20, 2018 and amends the definition of Permitted Acquisition to increase borrowings available for Acquisitions in any Fiscal Year (as both terms are defined in the Credit Agreement) from $10 million to $15 million.

All other material terms and conditions of the Credit Agreement remain unchanged.

Amendment 1 will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 27, 2014.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCAT, INC.

Dated: September 2, 2014	By:	/s/ John J. Zimmer
John J. Zimmer
Senior Vice President of Finance and Chief Financial Officer